Exhibit A-2


                         UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF ALABAMA

In re:                         ss.
MOBILE ENERGY SERVICES         ss.                 Case No. 99-10168
         COMPANY, L.L.C.,      ss.                 Chapter 11
         Debtor.               ss.
                               ss.
In re:                         ss.
                               ss.
MOBILE ENERGY SERVICES         ss.                 Case No. 99-10170
         HOLDINGS, INC.,       ss.                 Chapter 11
                               ss.
         Debtor.               ss.        (Jointly Administered Under 99-10168)

                       THIRD JOINT PLAN OF REORGANIZATION
                  DATED OCTOBER 15, 2001, AS MODIFIED, PROPOSED BY MOBILE ENERGY SERVICES COMPANY, L.L.C. AND
                      MOBILE ENERGY SERVICES HOLDINGS, INC.

DONALD J. STEWART                                     JEFFREY E. SPIERS
CABANISS, JOHNSTON, GARDNER,                          DAVID A. ZDUNKEWICZ
DUMAS & O'NEAL                                        ANDREWS & KURTH L.L.P.
700 RIVERVIEW PLAZA                                   600 TRAVIS, SUITE 4200
MOBILE, ALABAMA                                       HOUSTON, TEXAS 77002
(251) 433-6961                                        (713) 220-4200
(251) 415-7350 (TELECOPY)                             (713) 220-4285 (TELECOPY)

COUNSEL TO DEBTORS                                    SPECIAL COUNSEL TO DEBTORS

                                TABLE OF CONTENTS

ARTICLE I...........................................................2
---------
     1.01   Definitions.............................................2
     ----   -----------
     1.02   Rules of Interpretation: Computation of Time and
     ----   -------------------------------------------------
             Governing Laws........................................23
             --------------

ARTICLE II.........................................................25
----------
     2.01   Administrative Expenses................................25
     ----   -----------------------
     2.02   Bar Date for Administrative Expenses...................25
     ----   ------------------------------------
     2.03   Priority Tax Claims....................................26
     ----   -------------------

ARTICLE III........................................................27
-----------
     3.01   Class 1 - Priority Non-Tax Claims......................27
     ----   ---------------------------------
     3.02   Class 2 - Working Capital Facility Provider Claims.....27
     ----   --------------------------------------------------
     3.03   Class 3 - Southern Post-Petition Claims................27
     ----   ---------------------------------------
     3.04   Class 4 - First Mortgage Bondholder Claims.............27
     ----   ------------------------------------------
     3.05   Class 5 - Tax-Exempt Bondholder Claims.................27
     ----   --------------------------------------
     3.06   Class 6 - Other Secured Claims.........................27
     ----   ------------------------------
     3.07   Class 7 - Unsecured Claims.............................27
     ----   --------------------------
     3.08   Class 8 - Southern Claims..............................27
     ----   -------------------------
     3.09   Class 9 - Mobile Energy Interests......................28
     ----   ---------------------------------
     3.10   Class 10 - Holdings Interests..........................28
     ----   -----------------------------
     3.11   Summary of Treatment of Claims and Interests...........28
     ----   --------------------------------------------

ARTICLE IV.........................................................29
----------
     4.01   Class 1 - Priority Non-Tax Claims......................29
     ----   ---------------------------------
     4.02   Class 2 - Working Capital Facility Provider Claims.....29
     ----   --------------------------------------------------
     4.03   Class 3 - Southern Post-Petition Claims................30
     ----   ---------------------------------------
     4.04   Class 6 - Other Secured Claims.........................30
     ----   ------------------------------
     4.05   Class 7 - Unsecured Claims.............................31
     ----   --------------------------
     4.06   Class 9- Mobile Energy Interests.......................31
     ----   --------------------------------

ARTICLE V..........................................................31
---------
     5.01   Class 4 - First Mortgage Bondholder Claims.............31
     ----   ------------------------------------------
     5.02   Class 5 - Tax-Exempt Bondholder Claims.................31
     ----   --------------------------------------
     5.03   Class 8 - Southern Claims..............................32
     ----   -------------------------
     5.04   Class 10 - Holdings Interests..........................32
     ----   -----------------------------

ARTICLE VI.........................................................32
----------
     6.01   Presumed Acceptance of Plan............................32
     ----   ---------------------------
     6.02   Deemed Non-Acceptance of Plan..........................32
     ----   -----------------------------
     6.03   Voting Classes.........................................33
     ----   --------------
     6.04   Non-Consensual Confirmation............................33
     ----   ---------------------------

ARTICLE VII........................................................33
-----------
     7.01   Distribution Determination Date........................33
     ----   -------------------------------
     7.02   Classes 4 and 5 Distributions..........................33
     ----   -----------------------------

     7.03   Delivery of Distributions..............................34
     ----   -------------------------
     7.04   Method of Cash Distributions...........................34
     ----   ----------------------------
     7.05   Failure to Negotiate Checks............................34
     ----   ---------------------------
     7.06   Unclaimed Distributions................................35
     ----   -----------------------
     7.07   Limitation on Distribution Rights......................36
     ----   ---------------------------------
     7.08   Fractional Dollars.....................................36
     ----   ------------------
     7.09   Denominations of New Common Stock......................36
     ----   ---------------------------------
     7.10   Compliance With Tax Requirements.......................36
     ----   --------------------------------
     7.11   De Minimis Distributions...............................37
     ----   ------------------------
     7.12   Setoffs................................................37
     ----   -------
     7.13   Documentation Necessary to Release Liens...............37
     ----   ----------------------------------------
     7.14   Allocation Between Principal and Accrued Interest......38
     ----   -------------------------------------------------
     7.15   Modification of Payment Terms..........................38
     ----   -----------------------------

ARTICLE VIII.......................................................38
------------
     8.01   Treatment of Executory Contracts and Unexpired Leases..38
     ----   -----------------------------------------------------
     8.02   Collective Bargaining Agreements.......................40
     ----   --------------------------------
     8.03   Utilities Land Sublease................................40
     ----   -----------------------
     8.04   Cure of Defaults for Assumed Contracts and Leases......40
     ----   -------------------------------------------------
     8.05   Resolution of Objections to Assumption or Rejection of
     ----   -------------------------------------------------------
             Executory Contracts; Cure Payments....................41
             ----------------------------------
     8.06   Claims for Rejection Damages...........................42
     ----   ----------------------------
     8.07   Objections to and Treatment of Rejection Claims........43
     ----   -----------------------------------------------
     8.08   Executory Contracts Entered Into and Other Obligations
     ----   -------------------------------------------------------
             Incurred After the Petition Date......................43
             --------------------------------
     8.09   Benefit Programs.......................................43
     ----   ----------------

ARTICLE IX.........................................................43
----------
     9.01   Corporate Action.......................................43
     ----   ----------------
     9.02   Issuance of New Common Stock...........................44
     ----   ----------------------------
     9.03   Amended Project Agreements.............................45
     ----   --------------------------
     9.04   Rights of Indenture Trustee and the Tax-Exempt Trustee
     ----   -------------------------------------------------------
             Under Existing Indenture..............................45
             ------------------------
     9.05   Operations Between the Confirmation Date and the
     ----   -------------------------------------------------
             Effective Date........................................45
             --------------
     9.06   Revesting of Assets....................................45
     ----   -------------------
     9.07   Sources of Funds.......................................46
     ----   ----------------
     9.08   Rights of Action.......................................46
     ----   ----------------
     9.09   Cancellation of Holdings Interests.....................47
     ----   ----------------------------------
     9.10   Section 1145 Exemption.................................47
     ----   ----------------------
     9.11   Approval of Operational Energy Corp. ("OEC") as Operator47
     ----   --------------------------------------------------------
     9.12   Powers and Duties of the Reorganized Debtors With
     ----   --------------------------------------------------
             Respect to Confirmation of the Plan...................47
             -----------------------------------
     9.13   Registration Rights....................................47
     ----   -------------------
     9.14   Listing of the New Common Stock........................48
     ----   -------------------------------

ARTICLE X..........................................................48
---------
     10.01  Disputed Claims........................................48
     -----  ---------------

ARTICLE XI.........................................................49
----------
     11.01  Jurisdiction of the Bankruptcy Court...................49
     -----  ------------------------------------

ARTICLE XII........................................................51
-----------
     12.01  Confirmation Order.....................................51
     -----  ------------------
     12.02  Conditions to Confirmation.............................51
     -----  --------------------------
     12.03  Conditions to Effectiveness............................52
     -----  ---------------------------
     12.04  Waiver of Conditions...................................53
     -----  --------------------

ARTICLE XIII.......................................................53
------------
     13.01  Discharge..............................................53
     -----  ---------
     13.02  Distributions in Complete Satisfaction.................54
     -----  --------------------------------------
     13.03  Injunction.............................................54
     -----  ----------
     13.04  Releases...............................................56
     -----  --------
     13.05  Exculpation............................................56
     -----  -----------
     13.06  Other Documents and Actions............................58
     -----  ---------------------------
     13.07  Term of Injunctions or Stays...........................58
     -----  ----------------------------
     13.08  Preservation of Insurance..............................58
     -----  -------------------------
     13.09  Waiver of Subordination Rights.........................58
     -----  ------------------------------
     13.10  No Successor Liability.................................59
     -----  ----------------------

ARTICLE XIV........................................................59
-----------
     14.01  Provisions for Management..............................59
     -----  -------------------------

ARTICLE XV.........................................................60
----------
     15.01  Events of Default......................................60
     -----  -----------------

ARTICLE XVI........................................................61
-----------
     16.01  Revocation.............................................61
     -----  ----------
     16.02  Amendments.............................................61
     -----  ----------
     16.03  Successors and Assigns.................................62
     -----  ----------------------
     16.04  No Interest............................................62
     -----  -----------
     16.05  No Attorneys' Fees.....................................62
     -----  ------------------
     16.06  Post-Confirmation Effect of Evidence of Claims or
     -----  ---------------------------------------------------
             Interests.............................................62
             ---------
     16.07  Committees.............................................62
     -----  ----------
     16.08  Additional Assurances..................................63
     -----  ---------------------
     16.09  Reorganized Debtors....................................63
     -----  -------------------
     16.10  Notices................................................63
     -----  -------

         Mobile Energy Services Holdings, Inc., an Alabama corporation ("Holdings"), and Mobile Energy Services Company, L.L.C., an Alabama limited liability company ("Mobile Energy" and, collectively, the "Debtors" or the "Proponents") hereby propose this joint plan of reorganization (the "Plan") pursuant to the provisions of Chapter 11 of Title 11, United States Code, Sections 101-1330 for the resolution of all Claims against and Interests in the Debtors. Under the Plan, the Claims against Mobile Energy and Holdings are considered together for the purposes of confirming one joint plan of reorganization. The steering committee for an ad hoc committee formed by certain bondholders of the Debtors' $255,210,000 First Mortgage Bonds due 2017 and the $85,000,000 6.95% Solid Waste Revenue Refunding Bonds Series 1995 due 2020 (the "Bondholder Steering Committee"), support confirmation of the Plan. Reference is made to the Second Amended Disclosure Statement filed in connection with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, properties, results of operations, and for a summary and analysis of the Plan and certain related matters. All Holders of Claims against and Interests in the Debtors entitled to vote on the Plan are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and the Plan, the Proponents reserve the right to alter, modify, revoke, or withdraw the Plan prior to its consummation.

                                CONSOLIDATED PLAN

         The Plan is being proposed as a joint plan of reorganization for both of the Debtors. Claims against, and Interests in, the Debtors (other than Administrative Expenses and Priority Tax Claims) are classified in Article III hereof and treated in Article IV hereof.
ARTICLE I
                    DEFINITIONS, INTERPRETATION AND EXHIBITS

1.01.....Definitions.
         -----------
         Unless the context requires otherwise, the following terms with initial capital letters shall have the following meanings whether presented in the Plan or the Disclosure Statement unless the context clearly requires otherwise. As used herein:
         "Administrative Expense" means a Claim against either of the Debtors for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors, including wages, salaries, or commissions for services, compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against either or both of the Estates under Chapter 11 of Title 28, United States Code.

     "Affiliate" has the same definition herein as in Section 101(2) of the Bankruptcy Code.

     "Allowed Administrative Expense" means all or that portion of an Administrative Expense which either (a) has been allowed by a Final Order as an Administrative Expense, or (b) was incurred by either or both Debtors in the ordinary course of business during these Chapter 11 Cases and is determined by the Debtors to be due, owing, valid, and enforceable against either or both Debtors.

         "Allowed Claim" means all or that portion of any Claim, other than an Administrative Expense, (a) as to which (i) no proof of Claim has been filed with the Bankruptcy Court; and (ii) the liquidated, noncontingent and undisputed amount of which is identified in either or both of the Debtors' Schedules filed in the Chapter 11 Cases; or (b) as to which a proof of Claim has been timely filed in a liquidated amount with the Bankruptcy Court pursuant to the Bankruptcy Code or any order of the Bankruptcy Court, or late filed with leave of the Bankruptcy Court after notice and a hearing, provided that: (i) no objection to the allowance of such proof of Claim or motion to expunge such Claim has been timely interposed; or (ii) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled); or (c) as to which a Final Order has been entered allowing the Claim alleged in such proof of Claim; or (d) which is deemed Allowed by this Plan.

         "Allowed Interest" means an interest that is of record as of the Record Date in a register that is maintained by or on behalf of the Debtors.

     "Allowed Priority Non-Tax Claim" means any Priority Non-Tax Claim which is an Allowed Claim.

     "Allowed Priority Tax Claim" means any Priority Tax Claim which is an Allowed Claim.

     "Allowed Unsecured Claim" means any Unsecured Claim which is an Allowed Claim.

     "Allowed Working Capital Facility Provider Claim" means the Working Capital Facility Provider Claim to the extent that such Claim is allowed by the Plan or a Final Order of the Bankruptcy Court.

         "Amended and Restated Holdings Articles of Incorporation" means the Amended and Restated Articles of Incorporation of Reorganized Holdings, and shall be substantially in the form set forth in an exhibit to be filed with the Bankruptcy Court prior to the distribution of the Disclosure Statement to the persons entitled to vote to accept or reject this Plan, and incorporated herein by reference.

         "Amended and Restated Holdings By-laws" means the Amended and Restated By-laws of Reorganized Holdings, and shall be substantially in the form set forth in an the exhibit to be filed with the Bankruptcy Court prior to the distribution of the Disclosure Statement to the persons entitled to vote to accept or reject this Plan, and incorporated herein by reference.

          "Amended Project Agreements" means those Project Documents that require amendment to conform to the Plan Documents.

     "Amendment No. 3 to Utilities Land Sublease" means the Amendment No. 3 to Utilities Land Sublease dated as of August 1, 1995, between Scott Paper company, and the Industrial Development Board of the City of Mobile, Alabama.

          "Assets" has the broadest possible meaning permitted by applicable law, and includes all of the Debtors' assets or the Reorganized Debtors' assets, as the case may be, wherever located.

         "Avoidance Claim" means any Cause of Action or right that a trustee, debtor-in-possession, bankruptcy estate, or other duly appointed authorized estate representative may have or assert under one or more of Sections 502, 510, 522(f), 522(h), 542, 543, 544, 547, 548, 549, 550, 551, 553, and 724(a) of the
Bankruptcy Code (other than those which are released or dismissed as part of and pursuant to the Plan or prior order of the Bankruptcy Court), including the Debtors' rights of setoff, recoupment, contribution, reimbursement, subrogation, or indemnity (as those terms are defined by applicable bankruptcy or applicable non-bankruptcy law), and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

         "Bankruptcy Code" means Title 11, United States Code, Sections 101-1330, together with all amendments, modifications, and replacements thereto as the same may exist upon any relevant date to the extent applicable to the Chapter 11 Cases.
         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Alabama, and, to the extent it may exercise jurisdiction in the Chapter 11 Cases, the United States District Court for the Southern District of Alabama, or if either such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases.
         "Bankruptcy Rule" or "Bankruptcy Rules" generally means, respectively, the particular Federal Rule of Bankruptcy Procedure or Local Bankruptcy Rule of the Southern District of Alabama referred to and the Federal Rules of Bankruptcy Procedure or Local Bankruptcy Rules of the Southern District of Alabama, together with all amendments, modifications, and replacements thereto as the same may exist upon any relevant date to the extent applicable to the Chapter 11 Cases.
         "Bar Date" means May 3, 1999, the date fixed by the Bankruptcy Court by which proofs of Claim were to be filed in the Chapter 11 Cases.

     "Beneficial Holder" means the Person holding the beneficial interest in a Claim or Interest.

     "Bondholder Steering Committee" means both the prepetition and postpetition unofficial committee of certain Holders of Existing Securities as constituted from time to time and Wachovia Bank (ex-officio) as Indenture Trustee and as Tax-Exempt Trustee.

         "Bondholder Consent" means the consent of the Holders of Existing Securities who collectively hold more than 51% of the principal amount of each issue of the Existing Securities, which consent shall not require any formal or informal solicitation of, or notice to, all Holders of Existing Securities.

     "Bondholders" means the Holders of the First Mortgage Bonds and the Tax-Exempt Bonds. "Cases" or "Chapter 11 Cases" means the above-captioned Chapter 11 bankruptcy cases of the Debtors. "Cash" means money, currency, coins, checks, drafts, other negotiable instruments, balances in bank accounts, and other lawful currency of the United States of America and its equivalents.

     "Causes of Action" means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly, indirectly, or derivatively, at law, in equity, or otherwise, accruing to the Debtors, including, but not limited to, the Avoidance Claims.

         "Claim" means, as against either of the Debtors, (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "Claims Register" means the register completed and maintained by the Clerk of the Bankruptcy Court identifying proofs of Claim filed in the Chapter 11 Cases.

     "Class" means any category of Holders of Claims or Interests as classified in Article III of the Plan. "Clerk" means the clerk of the Bankruptcy Court. "Cogen Development Agreement" means the MESC Cogeneration Development Agreement entered into as of February 9, 2000, by and among Mirant Services, Mirant, Mobile Energy, and Holdings, as such agreement may be amended from time to time, including without limitation the Cogen Development Agreement Amendment No. 1 and Cogen Development Agreement Amendment No. 2.

     "Cogen Development Agreement Amendment No. 1" means Amendment No. 1 to the Cogeneration Development Agreement, which is attached as an exhibit to the Disclosure Statement.

     "Cogen Development Agreement Amendment No. 2" means Amendment No. 2 to the Cogeneration Development Agreement, which is attached as an exhibit to the Disclosure Statement.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Collateral Agent Claims" means the Claims of the Collateral Agent against either or both of the Debtors.

          "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases within the meaning of the Bankruptcy Rules 5003 and 9021.

         "Confirmation Hearing" means the hearing or hearings at which the Bankruptcy Court considers confirmation of the Plan pursuant to Sections 1128 and 1129 of the Bankruptcy Code.

         "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         "Creditor" has the same definition herein as in Section 101(10) of the Bankruptcy Code. "CSFB" means Credit Suisse First Boston Corporation.

         "Debt Service Reserve Account" means the account so designated and established pursuant to the Indenture. "Debtor" means Mobile Energy or Holdings, or both, as the context requires, as debtors and debtors-in-possession.

     "Debtors" means Mobile Energy and Holdings, collectively, as debtors and debtors-in-possession. "Disallowed" means (a) with respect to an Interest or any portion thereof, an Interest which is not an Allowed Interest; (b) with respect to an Administrative Expense, any claimed Administrative Expense that is disallowed by a Final Order of the Bankruptcy Court; and (c) with respect to any Claim or any portion thereof, any Claim which (i) has been disallowed, in whole or part, by a Final Order of the Bankruptcy Court; (ii) has been withdrawn by agreement of the Debtors and the Holder thereof, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) is listed in the Schedules as zero or as disputed, contingent, or unliquidated and in respect of which a proof of Claim has not been timely filed or deemed timely filed pursuant to the Plan, the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law; (v) has been reclassified, expunged, subordinated, or estimated to the extent that such reclassification, expungement, subordination, or estimation results in a reduction in the filed amount of any proof of Claim; or (vi) is evidenced by a proof of Claim which has been filed, or which has been deemed to be filed under applicable law or order of the Bankruptcy Court, or which is required to be filed by order of the Bankruptcy Court, but as to which such proof of Claim was not timely or properly filed. In each case a Disallowed Claim or a Disallowed Interest is Disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination, or estimation.

     "Disallowed Administrative Expense" means any claimed Administrative Expense that is Disallowed.

     "Disallowed Claim" means a Claim, or any portion thereof, that is Disallowed.

     "Disallowed Interest" means an Interest, or any portion thereof, that is Disallowed.

     "Disbursing Agent" means the Reorganized Debtors or such other entity that is designated by the Reorganized Debtors to disburse Assets pursuant to the Plan.

         "Disclosure Statement" means the disclosure statement relating to the Plan to be filed by the Proponents with respect to the Plan, together with all exhibits and schedules attached thereto, as it may be amended or supplemented and approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.
         "Disputed Claim" or "Disputed Administrative Expense" means a Claim or Administrative Expense, or any portion thereof, that is not an Allowed Claim, an Allowed Administrative Expense, a Disallowed Claim or a Disallowed Administrative Expense.

         "Disputed Interest" means an Interest, or any portion thereof, that is not an Allowed Interest or a Disallowed Interest.
         "Distribution Determination Date" means the date established by order of the Bankruptcy Court for purposes of determining the identity of Beneficial Holders of the Existing Securities who will receive distributions under the Plan.

     "District Court" means the United States District Court for the Southern District of Alabama.

     "DTC" means the Depository Trust Company, New York, New York, and its successors and assigns.

     "Effective Date" means a date selected by the Debtors that is no more than ten (10) business days following the date on which all conditions to effectiveness set forth in Article XII have either (a) been satisfied or (b) if capable of being duly and expressly waived, waived; provided, however, that the Effective Date may be extended upon the written agreement of the Debtors with the Bondholder Consent.

     "Energy Complex" means the energy and chemical recovery complex located at the Mobile Facility.

     "Entity" has the same definition herein as in Section 101 of the Bankruptcy Code.

     "Estates" or "Debtors Estates" means the estates created in these Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Cases.

         "Exchange Agent" means an entity to be designated by the Debtors not less than ten (10) days prior to the commencement of the Confirmation Hearing.

         "Executory Contract" means any executory contract or unexpired lease of real or personal property, within the meaning of Section 365 of the Bankruptcy Code, in effect on the Petition Date, between the Debtors (or either Debtor) and any other Entity or Entities.

     "Existing Securities" means the First Mortgage Bonds and the Tax-Exempt Bonds.

         "Fee Applications" means the applications of Professional Persons under Sections 330, 331, or 503 of the Bankruptcy Code for allowance of Fee Claims.
         "Fee Claim" means a Claim against either of the Debtors by Professional Persons under Sections 330, 331, or 503 of the Bankruptcy Code for allowance of compensation and/or reimbursement of expenses in the Chapter 11 Cases.
         "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing, or new trial has expired, and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing, or new trial are then pending; or
(b) in the event that an appeal, writ of certiorari, reargument, rehearing, or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order can be appealed; (ii) certiorari has been denied as to such order on a final and no longer appealable basis; or (iii) reargument or rehearing or new trial from such order has been denied by a final and no longer appealable order.

     "First Mortgage Bondholder" means an Entity that is the Holder of a First Mortgage Bond.

     "First Mortgage Bondholder Claims" means the Claims of First Mortgage Bondholders against either or both of the Debtors in the principal amount outstanding under the terms of the First Mortgage Bonds, plus accrued and unpaid interest through the day immediately prior to the Effective Date.

         "First Mortgage Bonds" means $255,210,000 original principal amount of 8.665% First Mortgage Bonds due 2017 issued by Mobile Energy and unconditionally guaranteed by Holdings.
         "Holder" means the Beneficial Holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type.

     "Holdings" means Mobile Energy Services Holdings, Inc., an Alabama corporation.

         "Holdings Articles of Incorporation" means the prepetition Articles of Incorporation of Holdings in effect as of the Confirmation Date.
         "Holdings By-Laws" means the prepetition by-laws of Holdings in effect as of the Confirmation Date. "Holdings Interest" means the prepetition shares of common stock issued by Holdings and owned by
Southern.
         "IDB" means the Industrial Development Board of the City of Mobile, Alabama.
         "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.
         "Impaired Claim" means a Claim that is Impaired. "Impaired Interest" means an Interest that is Impaired.
         "Indenture" means the Trust Indenture dated as of August 1, 1995, among Mobile Energy, Holdings, and the Indenture Trustee.
         "Indenture Accounts" means the following accounts so designated and created pursuant to the Indenture and which are pledged to the Indenture Trustee as security for the First Mortgage Bonds: (i) the Indenture Securities Account;
(ii) Debt Service Reserve Account; and (iii) any Additional Debt Service Reserve Account with respect to the Indenture Securities.

         "Indenture Collateral" means, collectively, (i) the Shared Collateral; and (ii) the Indenture Accounts and the monies on deposit therein.
         "Indenture Securities" means the First Mortgage Bonds.

     "Indenture Securities Account" means the Indenture Securities Account established under the Indenture.

     "Indenture Trustee" means Wachovia Bank, or any other Entity appointed as successor trustee pursuant to the terms of the Indenture.

         "Indenture Trustee Claims" means the Claims of the Indenture Trustee against either of the Debtors under the Indenture.
         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995, by and among Bankers Trust (Delaware) as the collateral agent, Mobile Energy, Holdings, the Indenture Trustee, the Tax-Exempt Trustee, the IDB, and the Working Capital Facility Provider.
         "Intercreditor Agreement Accounts" means (i) the Completion Account;
(ii) the Revenue Account; (iii) the Mill Owner Reimbursement Account; (iv) the Working Capital Facility Account; (v) the Operating Account; (vi) the Maintenance Reserve Account; (vii) the Loss Proceeds Account; (viii) the Subordinated Debt Account; (ix) the Subordinated Fee Account; and (x) the Distribution Account, each as so designated, established and/or governed by the Intercreditor Agreement.

         "Interest" means an ownership interest in either of the Debtors, whether or not transferable or denominated as "stock" or any similar security. Interests include the Mobile Energy Interests and the Holdings Interests.
         "KC" means Kimberly-Clark Corporation, a Delaware corporation. "KCTC" means Kimberly-Clark Tissue Company, a Pennsylvania corporation. "Lien" means, with respect to the Assets, any mortgage, lien, pledge, charge, security interest, encumbrance, right of setoff, or other legally cognizable security device of any kind affecting such Assets.
         "Loss Proceeds Account" means the account so designated and established pursuant to the Intercreditor Agreement.
         "Master Operating Agreement" means the Amended and Restated Master Operating Agreement among Mobile Energy, KCTC, and the Mill Owners dated July 13, 1995, governing the provision of services by Mobile Energy at the Energy Complex and coordinating operations at the Mobile Facility.
         "Mill Owners" means, collectively, the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner. "Mill Owner Maintenance Reserve Account" means the account so designated and established pursuant to the
Master Operating Agreement.
         "Mill Owner Reimbursement Account" means the account so designated and established pursuant to the Intercreditor Agreement.

     "Mirant" means Mirant Corporation, which was known as Southern Energy, Inc. from January 2, 1998 through January 18, 2001, and was known as SEI Holdings, Inc. prior to January 2, 1998.

     "Mirant Services" means Mirant Services L.L.C., which was known as Southern Energy Resources, Inc. from January 2, 1998 through January 18, 2001, and was known as Southern Energy, Inc. from October 1996 through January 1, 1998, and was known as Southern Electric International Inc. prior to October 1996.

     "Mirant Services Pension Plan" means the Southern Electric International, Inc. Hourly Operations Pension Plan, effective January 1, 1995.

     "Mobile Energy" means Mobile Energy Services Company, L.L.C., an Alabama limited liability company.

     "Mobile Energy Amended and Restated Articles of Organization" means the Amended and Restated Articles of Organization of Reorganized Mobile Energy, and shall be substantially in the form set forth in an exhibit to be filed with the Bankruptcy Court prior to the distribution of the Disclosure Statement to the persons entitled to vote to accept or reject this Plan, and incorporated herein by reference.

         "Mobile Energy Interests" means the prepetition member interests issued by Mobile Energy, and owned by Holdings as of the Record Date.

         "Mobile Facility" means the integrated pulp, paper, and tissue manufacturing facility in Mobile, Alabama, comprised of the Pulp Mill, the Tissue Mill, the Paper Mill, and the Energy Complex.

     "Morgan Stanley" means Morgan Stanley Investment Management, formerly known as Miller Anderson LLP.

     "New Common Stock" means the shares of Common Stock, par value $0.01 per share, of Reorganized Holdings, authorized pursuant to the Amended and Restated Holdings Articles of Incorporation, to be issued and distributed in accordance with the Plan.

         "1994 Bond Claims" means all Claims arising under the $117,000,000 principal amount of Industrial Development Bonds (Scott Paper Recovery Boiler Project) 1994 Series A Bonds due December 1, 2014.
         "Operating Account" means the account so designated and established pursuant to the Intercreditor Agreement.
         "Other Secured Claim" means a Secured Claim against either of the Debtors, including, but not limited to, the Indenture Trustee Claims, the 1994 Bond Claims, and Tax-Exempt Trustee Claims, but excluding the Working Capital Facility Provider Claims, the First Mortgage Bondholder Claims, the Tax-Exempt Bondholder Claims, and the Southern Post-Petition Claims.
         "Paper Mill" means the paper mill located at the Mobile Facility. "Paper Mill Owner" means S. D. Warren.
         "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government, or any agency or political subdivision thereof, or other entity.
         "Petition Date" means January 14, 1999.
         "Plan" means this Third Joint Chapter 11 Plan of Reorganization proposed by the Proponents, dated October 15, 2001, including all exhibits, appendices, schedules, and annexes, if any, attached hereto, including any plan supplements, as submitted by the Proponents, as such Plan may be altered, amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order, and the terms and conditions of this Plan.

         "Plan Documents" means the documents to be provided on an exhibit to be filed with the Bankruptcy Court prior to the conclusion of the hearing on the Disclosure Statement.
         "Priority Non-Tax Claim" means any Claim that is entitled to priority of payment pursuant to Section 507 of the Bankruptcy Code, excluding Administrative Expenses and Priority Tax Claims.
         "Priority Tax Claim" means a Claim that is entitled to priority of payment under Section 507(a)(8) of the Bankruptcy Code.
         "Professional Person" means any Person retained or to be compensated pursuant to Sections 326, 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code.
         "Project Documents" means those documents executed in connection with the transactions that occurred in 1994 and 1995 whereby Mobile Energy acquired the Energy Complex from Scott Paper Company and entered into the energy services agreements with the Pulp Mill Owner, the Paper Mill Owner, and the Tissue Mill Owner, including, but not limited to, any and all documents related to the financing thereof.
         "Proponents" means the Debtors.
         "Pro Rata Share" means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a Class to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Interests in such Class to the amount of all Allowed Claims or Allowed Interests in such Class.
         "Pulp Mill" means the pulp mill located at the Mobile Facility.

     "Pulp Mill Owner" means KC, successor to KCTC.

         "Qualifying Facility" means a qualifying facility as defined in Sections 201 and 210 of the Public Utilities Regulatory Policies Act of 1978, and any regulations promulgated thereunder.
         "Record Date" means the date established by the Court that identifies those Holders entitled to vote for acceptance or rejection of the Plan.
         "Registration Rights Agreement" means, to the extent required by the Bondholder Steering Committee, the Registration Rights Agreement substantially in the form set forth in an exhibit to be filed with the Bankruptcy Court prior to the conclusion of the hearing on the Disclosure Statement.

     "Releasees" means the Debtors, Southern, Mirant, Mirant Services, Southern Company Services, Inc., the Bondholder Steering Committee, CSFB, Morgan Stanley, Franklin Advisors, Inc., Pan American Life Insurance Company and Van Kampen Investment and Advisory Corp., the Indenture Trustee, the Tax-Exempt Trustee, the Collateral Agent, and each of their respective former, current and future members, officers, directors, employees, consultants, agents, advisors, attorneys, accountants, financial advisors, other representatives and professionals, in their official and individual capacities, and each of their respective successors, executors, administrators, heirs and assigns.

     "Reorganized Debtors" means Reorganized Holdings and Reorganized Mobile Energy.

         "Reorganized Holdings" means Holdings, as reorganized under and pursuant to the Plan from and after the Effective Date.
         "Reorganized Mobile Energy" means Mobile Energy, as reorganized under and pursuant to the Plan from and after the Effective Date.

     "Reorganized Mobile Energy Interests" means the member interests in Reorganized Mobile Energy.

     "Revenue Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Schedules" means the schedules of assets and liabilities and statements of financial affairs filed by the Debtors with the Bankruptcy Court as they may have been or may be amended or supplemented in accordance with Bankruptcy Rule 1009 or any Final Order of the Bankruptcy Court.

     "S. D. Warren" means S. D. Warren Alabama, L.L.C., an Alabama limited liability company.

     "Secured Claim" means the portion of any Claim that arose prior to the Effective Date and that is secured, in whole or in part, as of the Petition Date, by a valid, unavoidable, enforceable, and otherwise perfected Lien, whether arising by contract, operation of law, or otherwise, as determined in accordance with Section 506(a) of the Bankruptcy Code.

         "Senior Secured Parties" means the Working Capital Facility Provider, the Indenture Trustee (for itself and the Holders of the First Mortgage Bonds), and the Tax-Exempt Trustee (for itself and the Holders of the Tax-Exempt Bonds).

         "Shared Collateral" means all Assets subject to Liens of the Senior Secured Parties, including but not limited to the following: (i) all real property owned or leased by Mobile Energy; (ii) all personal property owned or leased by Mobile Energy (including equipment, receivables, certain insurance and other tangible and intangible assets, but excluding monies on deposit in the Indenture Accounts and the Tax-Exempt Indenture Accounts and monies on deposit in the Mill Owner Maintenance Reserve Account); (iii) all of Mobile Energy's right, title, and interest in and to all Project Contracts that have been or may be entered into by Mobile Energy; (iv) all Revenues (as defined in the operative documents) of Mobile Energy and all Intercreditor Agreement Accounts and all monies on deposit therein; and (v) all permits and other governmental approvals to the extent permitted by law.
         "Site" means, collectively, the real property (including any leased premises) located at the Mobile Facility, the Pulp Mill, the Tissue Mill, the Paper Mill, and the Energy Complex.
         "Solid Waste" means solid waste generally consisting of biomass and sludge having certain characteristics.
         "Southern" means The Southern Company, a Delaware corporation. "Southern Claim" means all Claims of Southern, Mirant, and Mirant
Services, and their respective affiliates which arose prior to the Petition Date against either or both of the Debtors, excluding only the Southern Post-Petition Claim and including, without limitation, all Claims against either or both of the Debtors asserted by Southern, Mirant, and/or Mirant Services, or their respective predecessors and affiliates in any proofs of Claim arising from the following agreements: (a) the Environmental Guaranty of a maximum amount of $15,000,000 dated as of December 12, 1994, by and between Southern as guarantor and Scott Paper Company as owner of the Pulp Mill and Tissue Mill and S. D. Warren Company as owner of the Paper Mill as the beneficiaries; (b) the Debt Service Reserve Account Southern Guaranty Agreement of a maximum amount of $21,936,000 dated as of August 1, 1995, between Southern as guarantor and the Indenture Trustee as the beneficiary; (c) the Maintenance Plan Funding Subaccount Southern Guaranty Agreement of a maximum of $11,000,000 dated as of August 1, 1995, between Southern as guarantor and Bankers Trust (Delaware), as collateral agent under the Intercreditor Agreement as beneficiary; and (d) the

Mill Owner Maintenance Reserve Account Agreement of a maximum of $2,000,000 between Southern as guarantor and Kimberly Clark Company and S.D. Warren Company as beneficiaries. The Southern Claim is liquidated pursuant to agreement with Mirant and Mirant Services as set forth in the Cogen Development Agreement.
         "Southern Post-Petition Claim" means all Claims of Southern, Mirant, or Mirant Services arising under the Cogen Development Agreement.
         "Southern Security Agreement" means the security agreement and other instruments, documents or agreements to be executed by the appropriate party to evidence the secured Claims of Southern, Mirant, or Mirant Services as described in and arising under the Cogen Development Agreement and orders of the Court approving same.
         "Subordinated Debt Account" means the account so designated and established pursuant to the Intercreditor Agreement.
         "Subordinated Fee Account" means the account so designated and established pursuant to the Intercreditor Agreement.
         "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local, or foreign governmental unit, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalty, fines, or additions attributable to, imposed on, or collected by any such federal, state, local, or foreign governmental unit.
         "Tax-Exempt Bondholder" means a Person that is the owner of a Tax-Exempt Bond.
         "Tax-Exempt Bondholder Claims" means the Claims of Tax-Exempt Bondholders against either or both of the Debtors in the principal amount outstanding under the terms of the Tax-Exempt Bonds, plus accrued and unpaid interest through the day immediately prior to the Effective Date.

         "Tax-Exempt Bonds" means $85,000,000 original principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the IDB.
         "Tax-Exempt Collateral" means (i) the Shared Collateral; and (ii) the Tax-Exempt Indenture Accounts and the monies on deposit therein.
         "Tax-Exempt Indenture" means the Amended and Restated Trust Indenture dated August 1, 1995, by and between the IDB and the Tax-Exempt Trustee pursuant to which the Tax-Exempt Bonds were issued.
         "Tax-Exempt Indenture Accounts" means the following accounts so designated under the Tax-Exempt Indenture: (i) the Tax-Exempt Indenture Securities Account; (ii) the Tax-Exempt Debt Service Reserve Account; and (iii) any Additional Debt Service Reserve Account with respect to the Tax-Exempt Bonds.
         "Tax-Exempt Trustee" means Wachovia Bank, or any other Person duly appointed as successor trustee. "Tax-Exempt Trustee Claims" means the Claims of the Tax-Exempt Trustee against either of the Debtors under the Tax-Exempt Indenture.
         "Tissue Mill" means the tissue mill located at the Mobile Facility. "Tissue Mill Owner" means KC.
         "Unclaimed Property" means property, other than property distributed to Holders of Class 4 and 5 Claims, that is not claimed by the Holders of an Allowed Claim and that will re-vest in the Reorganized Debtors pursuant to
Section 7.06 of this Plan.

         "Unimpaired" means, when used in reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.
         "Unsecured Claim" means any Claim against the Debtors that arose prior to the Effective Date and that is not an Administrative Expense, Priority Tax Claim, Priority Non-Tax Claim, First Mortgage Bondholder Claim, Tax-Exempt Bondholder Claim, Working Capital Facility Provider Claim, Southern Post-Petition Claim, Other Secured Claim, or Southern Claim.
         "Utilities Land Sublease" means the Utilities Land Sublease dated December 1, 1983, between Scott Paper Company and the Industrial Development Board of the City of Mobile, Alabama, as amended.
         "Wachovia Bank" means the Wachovia Bank, National Association, formerly known as the First Union National Bank, formerly known as First Union National Bank of Georgia, which is the Indenture Trustee and the Tax-Exempt Trustee.
         "Working Capital Facility" means the credit agreement between Mobile Energy and Banque Paribas executed in August 1995.
         "Working Capital Facility Account" means, prior to the Effective Date, the account so designated and established pursuant to the Intercreditor Agreement.

         "Working Capital Facility Provider" means Banque Paribas.

     "Working Capital Facility Provider Claim" means the Claims against any of the Debtors of the Working Capital Facility Provider under the Working Capital Facility arising prior to the Effective Date.

1.02     Rules of Interpretation: Computation of Time and Governing Laws.
         ---------------------------------------------------------------

     (a) Rules of Interpretation. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented; (d) if the Plan's description of the terms of an exhibit is inconsistent with the terms of the exhibit, the terms of the exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses, Schedules, and Exhibits are references to Articles, Sections, Clauses, Schedules, and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with any other provision in this Plan; and (i) if any term is not specifically defined herein, it shall have the same meaning as provided in the Bankruptcy Code or other applicable law.

     (b) Computation of Time. In computing any period of time prescribed or allowed by the Plan, the method for computing time described in Bankruptcy Rule 9006(a) shall apply.

     (c) Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II

                 ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

     In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses, and Priority Tax Claims, as described below, have not been classified.

2.01     Administrative Expenses.
         -----------------------

         Unless otherwise agreed to by the parties, each Holder of an Allowed Administrative Expense shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense as soon as practicable after the later of the Effective Date, or the date on which such Claim becomes an Allowed Administrative Expense; provided, however, that the Administrative Expenses that represent liabilities incurred by the Debtors in the ordinary course of their business or in connection with transactions approved by the Bankruptcy Court during the Chapter 11 Cases shall be paid in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto.

2.02     Bar Date for Administrative Expenses.
         ------------------------------------

     (a) Pre-Effective Date Claims and Expenses. All applications for final compensation of Professional Persons for services rendered on or before, and reimbursement of expenses incurred on or before, the Effective Date and all other requests for payment of administrative costs and expenses incurred on or before the Effective Date under Sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for Claims incurred in the ordinary course of business and claims under 28 U.S.C. ss. 1930) shall be filed no later than 45 days after the Effective Date. Any compensation for Professional Persons for services rendered and reimbursement of expenses incurred for the time period after the Effective Date may be paid the Reorganized Debtors without order of the Bankruptcy Court.

     (b) Effect of Failure to Timely File Claim or Request for Payment. Any request for payment of an Administrative Expense which is not filed by the applicable deadline set forth above shall be barred. Under no circumstance will the applicable deadlines set forth above be extended by order of the Bankruptcy Court or otherwise. Any Holders of Administrative Expenses who are required to file a claim or request for payment of such Claims or expenses and who do not file such Claims or requests by the applicable bar date shall be forever barred from asserting such Claims or expenses (i) against the Debtors or any property of the Debtors or (ii) for any distributions under the Plan.

     2.03 Priority Tax Claims. Unless otherwise agreed to by the parties, each Holder of a Priority Tax Claim will receive Cash equal to the unpaid portion of such Priority Tax Claim as soon as practicable after the later of the Effective Date, or the date on which such Claim becomes an Allowed Claim; provided, however, that at the option of the Reorganized Debtors, the Reorganized Debtors may pay Priority Tax Claims over a period not exceeding six (6) years after the date of assessment of the Priority Tax Claim as provided in Section 1129(a)(9)(C) of the Bankruptcy Code. If the Reorganized Debtors elect this option as to any Priority Tax Claim, then the payment of such Priority Tax Claim shall be made in equal semiannual installments, with the first installment due on the latest of (i) the Effective Date; (ii) 30 calendar days after the date on which an order allowing such Priority Tax Claim becomes a Final Order; or (iii) such other time as may be agreed to by the Holder of such Priority Tax Claim and the Reorganized Debtors. Each installment shall include simple interest on the unpaid portion of such Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtors shall reserve the right to pay any Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     The classification of the Claims and Interests listed below shall be for all purposes, including voting, confirmation, and distribution pursuant to the Plan. A Claim or Interest is in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released, or otherwise satisfied before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any class, notwithstanding the allegation by a Holder of a Claim or Interest.

     3.01 Class 1 - Priority Non-Tax Claims. Class 1 consists of all Priority Non-Tax Claims.

     3.02 Class 2 - Working Capital Facility Provider Claims. Class 2 consists of all Working Capital Facility Provider Claims.

     3.03 Class 3 - Southern Post-Petition Claims. Class 3 consists of all Southern Post-Petition Claims.

     3.04 Class 4 - First Mortgage Bondholder Claims. Class 4 consists of all First Mortgage Bondholder Claims.

     3.05 Class 5 - Tax-Exempt Bondholder Claims. Class 5 consists of all Tax-Exempt Bondholder Claims.

     3.06 Class 6 - Other Secured Claims. Class 6 consists of all Other Secured Claims.

     3.07 Class 7 - Unsecured Claims. Class 7 consists of all Unsecured Claims.

     3.08 Class 8 - Southern Claims. Class 8 consists of all Southern Claims.

     3.09 Class 9 - Mobile Energy Interests. Class 9 consists of all Mobile Energy Interests.

     3.10 Class 10 - Holdings Interests. Class 10 consists of all Holdings Interests.

     3.11 Summary of Treatment of Claims and Interests.

CLASS    DESCRIPTION                        STATUS

Class 1  Priority Non-Tax Claims            Unimpaired; deemed to have
                                            accepted the Plan

Class 2  Working Capital Facility           Unimpaired; deemed to have accepted
                                            Provider Claims the Plan

Class 3  Southern Post-Petition Claims      Unimpaired;  deemed to have accepted
                                            the Plan.

Class 4  First Mortgage Bondholder Claims   Impaired; entitled to vote

Class 5  Tax-Exempt Bondholder Claims       Impaired; entitled to vote

Class 6  Other Secured Claims               Unimpaired;  deemed to have accepted
                                            the Plan.

Class 7  Unsecured Claims                   Unimpaired;  deemed to have accepted
                                            the Plan

Class 8  Southern Claims                    Impaired; entitled to vote

Class 9  Mobile Energy Interests            Unimpaired;  deemed to have accepted
                                            the Plan

Class 10 Holdings Interests                 Impaired;  deemed  to have  rejected
                                            the Plan.

                                   ARTICLE IV
                 TREATMENT OF CLASSES UNIMPAIRED UNDER THE PLAN.

     4.01 Class 1 - Priority Non-Tax Claims. Allowed Class 1 Claims are Unimpaired. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 1 shall be paid the allowed amount of such Claim in full in cash as soon as practicable after the later of the Effective Date or the date such Claim becomes an Allowed Claim.

     4.02 Class 2 - Working Capital Facility Provider Claims. Allowed Class 2 Claims are Unimpaired. At the option of the Debtors, (i) the Plan may leave unaltered the legal, equitable, and contractual rights of the Allowed Working Capital Facility Provider Claim; or (ii) notwithstanding any contractual provision or applicable law that entitles the Working Capital Facility Provider to demand or receive accelerated payment of the Allowed Working Capital Facility Provider Claim after the occurrence of a default, the Debtors shall (A) cure any such default, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (B) reinstate the maturity of such Claim as such maturity existed before such default; (C) compensate the Working Capital Facility Provider for any damages incurred as a result of any reasonable reliance by such Holder on any contractual provision creating a default other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; and (D) not otherwise alter the legal, equitable, or contractual rights to which such Claim entitles the Holder thereof; or (iii) as soon as practicable after the later of the Effective Date or the date on which the Claim of the Working Capital Facility Provider becomes an Allowed Working Capital Facility Provider Claim, the Debtors may pay the Working Capital Facility Provider, in full, or upon such less favorable terms as may be agreed to in writing between the Working Capital Facility Provider and the Debtors or the Reorganized Debtors. On or prior to the Effective Date, with respect to the Allowed Working Capital Facility Provider

Claim, the Debtors shall notify the Working Capital Facility Provider in writing as to the treatment option chosen by the Debtors which the Debtors have elected to apply to the Working Capital Facility Provider.

     4.03 Class 3 - Southern Post-Petition Claims. Allowed Class 3 Claims are Unimpaired. Each Holder of an Allowed Claim in Class 3 shall retain, unaltered, the legal, equitable, and contractual rights provided for in the Cogen Development Agreement and the orders approving same, including without limitation, liens securing such Allowed Claims to the extent provided for in the Cogen Development Agreement and the orders approving same. As part of the treatment provided for in the Cogen Development Agreement and the orders of the Court approving same, Mobile Energy shall execute and deliver the Southern Security Agreement, and shall take all other actions and execute all other documents which are reasonably necessary to effectuate the security interests required to be conveyed pursuant to the Cogen Development Agreement and the orders of the Court approving same. In addition, all indemnities delivered by Mobile Energy to Mirant, Mirant Services or Southern under the Cogen Development Agreement and the orders of the Court approving same shall survive confirmation of this Plan and shall be enforceable obligations of Reorganized Mobile Energy as set forth in the Cogen Development Agreement and the orders of the Court approving same.

     4.04 Class 6 - Other Secured Claims. Allowed Class 6 Claims are Unimpaired. Each Holder of an Allowed Claim in Class 6 shall (i) retain, unaltered, the legal, equitable, and contractual rights, including, without limitation, any liens that secure such Allowed Claims, to which such Allowed Claim entitles the Holder; or (ii) be paid in full, in Cash, at the election of the Proponents, and with the Bondholder Consent; provided, however, that each person holding an Allowed Claim in Class 6 may only exercise such rights and remedies with respect to the assets and property that secure such Allowed Claim, without recourse of any kind against the Debtors. The excess of any Allowed Claim in Class 6 over the value of the Assets securing such Allowed Claim shall become, and shall be treated for all purposes under this Plan, as an Allowed Unsecured Claim and shall be classified as a Class 7 Claim.

     4.05 Class 7 - Unsecured Claims. Allowed Claims in Class 7 are Unimpaired. Each Holder of an Allowed Claim in Class 7 shall be paid the allowed amount of such Claim in full in Cash as soon as practicable after the later of the Effective Date, or the date such Claim becomes an Allowed Claim.

     4.06 Class 9- Mobile Energy Interests. The Holder of Mobile Energy Interests is Unimpaired. The Holder of Mobile Energy Interests shall receive, in complete settlement, satisfaction, and discharge of its Interests, 100% of the Reorganized Mobile Energy Interests.

                                   ARTICLE V

                  TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN


     5.01 Class 4 - First Mortgage Bondholder Claims. The First Mortgage Bondholder Claims are deemed Allowed Claims for purposes of the Plan in the aggregate principal amount outstanding under the terms of the First Mortgage Bonds, plus interest accrued and unpaid through the day immediately prior to the Effective Date, minus (i) payments made to the Indenture Trustee and/or the Collateral Agent pursuant to orders of the Bankruptcy Court, and (ii) payments made to the Indenture Trustee and/or the Collateral Agent on account of the Maintenance Plan Funding Subaccount and the First Mortgage Debt Service Reserve Account.

     Each Holder of a First Mortgage Bondholder Claim shall receive in complete settlement, satisfaction and discharge of their First Mortgage Bondholder Claims a Pro Rata Share of 72.967% of the New Common Stock of Holdings.

     5.02 Class 5 - Tax-Exempt Bondholder Claims. The Tax-Exempt Bondholder Claims are deemed Allowed Claims for purposes of the Plan in the aggregate principal amount outstanding under the terms of the Tax-Exempt Bonds, plus interest accrued and unpaid through the day immediately prior to the Effective Date, minus (i) payments made to the Tax Exempt Trustee and/or the Collateral Agent pursuant to orders of the Bankruptcy Court, and (ii) payments made to the Tax Exempt Trustee and/or the Collateral Agent on account of guaranties of a letter of credit posted with respect to the Tax-Exempt Debt Service Account and a guaranty of the Maintenance Plan Funding Subaccount.

     Each Holder of a Tax-Exempt Bondholder Claim shall receive in complete settlement, satisfaction and discharge of its Tax-Exempt Bondholder Claim (1) a Pro Rata Share of 27.033% of the New Common Stock of Holdings, and (2) such Holder shall retain a Pro Rata Share of $1,000,000 of its outstanding Tax-Exempt Bonds.

     5.03 Class 8 - Southern Claims. Allowed Claims in Class 8 are Impaired. The Holders of Southern Claims shall receive the treatment provided for in the Cogen Development Agreement and the orders of the Court approving same in complete settlement, satisfaction, and discharge of their Southern Claims.

     5.04 Class 10 - Holdings Interests. The Holder of Holdings Interests is Impaired. The Holder of Holdings Interests will not receive any distributions under the Plan and the Holdings Interests will be canceled and extinguished.

                                   ARTICLE VI

                  ACCEPTANCE OR REJECTION OF THE PLAN: CRAMDOWN

     6.01 Presumed Acceptance of Plan. Classes 1, 2, 3, 6, 7, 9 are Unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan in accordance with Section 1126(f) of the Bankruptcy Code.

     6.02 Deemed Non-Acceptance of Plan. Class 10 is deemed to have rejected the Plan.

     6.03 Voting Classes. Each Holder of an Allowed Claim in Classes 4, 5 and 8 shall be entitled to vote to accept or reject the Plan.

     6.04 Non-Consensual Confirmation. In the event that any Impaired Class of Claims or Interests does not accept the Plan in accordance with Section 1126 of the Bankruptcy Code, the Proponents hereby request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. Subject to Section 1127 of the Bankruptcy Code and the provisions set forth in this Plan, the Proponents with the Bondholder Consent, reserve the right to modify or withdraw the Plan to the extent that confirmation requires modification.

                                  ARTICLE VII

                PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

     7.01 Distribution Determination Date. As of the Effective Date, all transfer ledgers, transfer books, registers, and any other records maintained by the designated transfer agents with respect to ownership of the First Mortgage Bonds and the Tax-Exempt Bonds will be closed, and for purposes of the Plan, there shall be no further changes in the record holders of the First Mortgage Bonds and the Tax-Exempt Bonds. The Disbursing Agent and the Exchange Agent shall have no obligation to recognize the transfer of any First Mortgage Bonds and the Tax-Exempt Bonds occurring after the Distribution Determination Date, and will be entitled for all purposes to recognize and deal only with those Holders of the First Mortgage Bonds and the Tax-Exempt Bonds as of the close of business on the Distribution Determination Date, as reflected on such ledgers, books, registers, or records.

     7.02 Classes 4 and 5 Distributions. As of the Effective Date, the First Mortgage Bonds and the Tax-Exempt Bonds, except for the $1,000,000 of such Tax-Exempt Bonds that will be retained by the Tax-Exempt Bondholders and will remain outstanding, will be canceled and exchanged for the New Common Stock. As soon as practicable after the Effective Date, and after all the other events that shall occur on the Effective Date, the Disbursing Agent shall make distributions of the New Common Stock to Holders of Claims classified in Classes 4 and 5 as of the Distribution Determination Date as provided in Sections 5.01 and 5.02 hereof. Any New Common Stock that are not claimed by the Holder of Allowed Claims in Classes 4 and 5 will be delivered to the Exchange Agent for distribution to the remaining Holders of Class 4 or 5 Claims for distribution.

     7.03 Delivery of Distributions. Other than to Holders of Claims classified in Classes 4 and 5, the Reorganized Debtors will make distributions to Holders of Allowed Claims at the addresses set forth on the proofs of Claim, if any, filed by such Holders or at the last known addresses of such Holders. If any such Holder's distribution is returned as undeliverable, no further distribution will be made to such Holder unless and until the Reorganized Debtors are notified of such Holder's then-current address, at which time all undeliverable distributions will be made to such Holder, without interest, and the Reorganized Debtors will have no duty to locate such Holder and no liability arising therefrom.

     7.04 Method of Cash Distributions. Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, other negotiable instruments, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtors.

     7.05 Failure to Negotiate Checks. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned to the Reorganized Debtors in respect of such non-negotiated checks shall be held by the Reorganized Debtors.

Requests for reissuance for any such check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until one (1) year after the later of (A) the Effective Date; or
(B) the date that a particular Claim is Allowed; and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property in accordance with Section 7.06 of the Plan, and all Claims to Unclaimed Property and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtors, their respective Properties, the Reorganized Debtors, or their respective Properties.

7.06 Unclaimed Distributions. Other than distributions to Holders of Claims classified in Classes 4 and 5, all Property distributed on account of Claims must be claimed within the later of (a) one (1) year after the Effective Date; or (b) one (1) year after such distribution is made to such Holder or, in the case of a distribution made in the form of a check, must be negotiated and a request for reissuance be made as provided for in Section 7.05 of the Plan. Except as presented in Section 7.02, all Unclaimed Property will be retained by and will revest in Reorganized Mobile Energy. All full or partial payments made by the Disbursing Agent and received by the Holder of a Claim prior to the Effective Date will be deemed to be payments under the Plan for purposes of satisfying the obligations of Debtors pursuant to the Plan. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim other than by reviewing the records of the Reorganized Debtors (except as to Classes 4 and 5, in which case the provisions of Section
7.02 will control). Pursuant to Section 1143 of the Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim Disallowed in accordance with this Section 7.06 will be forever barred, expunged, estopped, and enjoined from assertion in any manner against the Debtors, or their respective Properties, the Reorganized Debtors, or their respective Properties.

     7.07 Limitation on Distribution Rights. If a Person holds more than one Claim in any one Class, all Allowed Claims of that Person in that Class will be aggregated into one Allowed Claim and one distribution will be made with respect to the aggregated Allowed Claim.

     7.08 Fractional Dollars. Notwithstanding any other provision of the Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars ($0.50) being rounded down and any amount over half dollars (greater than $0.50) being rounded up. To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent (according to the same rounding rules set forth above for fractional dollars), such Cash shall be treated as Unclaimed Property pursuant to Section
7.06 of this Plan.

     7.09 Denominations of New Common Stock. The New Common Stock shall be issued only in whole shares and shall be rounded down to the nearest whole share.

     7.10 Compliance With Tax Requirements. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtors shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number, or other tax information required by law to avoid withholding has not been received by the

Reorganized Debtors within thirty (30) days from the date of such request, the Reorganized Debtors may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the required information is received.

     7.11 De Minimis Distributions. No Cash payment of less than five ($5.00) dollars shall be made to any Holder of a Claim on account of its Allowed Claim. Such payment shall be deemed Unclaimed Property in accordance with Section 7.06 of this Plan.

     7.12 Setoffs. Except for any Claim that is Allowed in an amount set forth in the Plan (including, but not limited to, Claims classified in Classes 3, 4 and 5), the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities, and Claims of every type and nature whatsoever that the Estates, the Debtors, or the Reorganized Debtors may have against the Holders of such Claims, but neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtors of any such claims that the Estates, the Debtors, or the Reorganized Debtors may have against such Holders, and all such claims shall be reserved to, vest in, and be retained by the Reorganized Debtors.

     7.13 Documentation Necessary to Release Liens. Except with respect to Holders of Claims classified in Classes 3, 4 and 5, each Holder of an Allowed Secured Claim that is to receive a distribution under the Plan shall not receive such distribution until such Holder executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or nonbankruptcy law (in recordable form if appropriate) in connection with such

Secured Claim and such other documents as the Debtors or the Reorganized Debtors, as applicable, may reasonably request.

     7.14 Allocation Between Principal and Accrued Interest. Except with respect to Holders of Claims classified in Classes 4 or 5, on the Effective Date the aggregate consideration paid to Holders in respect of their Claims shall be treated as allocated first to the principal amount of such Claims and then to the accrued interest thereon.

     7.15 Modification of Payment Terms. The Proponents reserve the right to modify the treatment of any Allowed Claim at any time after the Effective Date with the Bondholder Consent and the consent of the Creditor whose Allowed Claim treatment is being modified, provided, however, that the Proponents may not by any such modification treat any Creditor in a particular Class more favorably than other Creditors in the same Class.

                                  ARTICLE VIII

           EXECUTORY CONTRACTS AND UNEXPIRED LEASES; BENEFIT PROGRAMS

     8.01 Treatment of Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts that exist between the Debtors and any Person that (i) have not expired or terminated pursuant to their own terms; or
(ii) have not previously been assumed, assumed and assigned, or rejected pursuant to a Final Order of the Bankruptcy Court on or prior to the Confirmation Date; or (iii) are not the subject of pending motions to assume, or assume and assign, or reject as of the Confirmation Date; or (iv) are not rejected pursuant to the terms of the Plan; or (v) are not specified in Exhibit A to this Plan, will be deemed assumed in accordance with the provisions and requirements of Section 365 of the Bankruptcy Code, including without limitation all Executory Contracts with the Tissue Mill Owner and the Paper Mill Owner;

provided, however, that the Proponents shall have the right, at any time prior to the Confirmation Date to amend Exhibit A: (a) to delete any Executory Contract listed therein, thus providing for its assumption pursuant to this
Section 8.01; or (b) to add any Executory Contract thereto, thus providing for its rejection pursuant to this Section 8.01. The contracts listed on Exhibit "A" are rejected. The Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Code, approving such assumptions, assumptions and assignments, and rejections pursuant to this Plan. The rejection of the Executory Contracts set forth in Exhibit A shall occur on the Effective Date, but the rejection shall be deemed to be effective as of the Petition Date. This Plan constitutes a motion under Section 365 of the Bankruptcy Code to assume, assume and assign, or reject, as the case may be, such Executory Contracts. Each contract and lease assumed or rejected pursuant to this Section 8.01 shall be assumed or rejected only to the extent that any such contract or lease constitutes an Executory Contract and the Debtors do not admit that any agreement on Exhibit "A" is an Executory Contract. All Executory Contracts that are assumed will be assumed under their present terms or upon such terms as are agreed to between the applicable Debtor and the other party or parties to the Executory Contract. Each Executory Contract that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include: (A) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such Executory Contract; and (B) all Executory Contracts appurtenant to the premises, including to the extent applicable all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements, or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been to the extent applicable rejected pursuant to an order of the Bankruptcy Court.

     8.02 Collective Bargaining Agreements. Mobile Energy is not a party to the collective bargaining agreement by which Mirant Services employed certain employees represented by IBEW Local 2129 prior to April 1, 2001. Mobile Energy also is not a party to the collective bargaining agreement by which OEC employs certain employees represented by IBEW Local 2129 after March 31, 2001.

     8.03 Utilities Land Sublease. The Utilities Land Sublease, which is one of the Executory Contracts assumed under this Plan, shall continue in existence after the Effective Date. The entry of the Confirmation Order shall constitute a final determination that for the purposes of paragraph 2 of Amendment No. 3 to the Utilities Land Sublease, the Tax-Exempt Bonds remain outstanding after the Effective Date. The term of the Utilities Land Sublease shall continue until December 1, 2019 or such earlier date as there are no longer any of the Tax-Exempt Bonds outstanding.

     8.04 Cure of Defaults for Assumed Contracts and Leases. All cure and any other monetary default payments required by Section 365(b)(1) of the Bankruptcy Code shall be satisfied by the Reorganized Debtors (to the extent such obligations are enforceable under the Bankruptcy Code and applicable nonbankruptcy law) pursuant to Section 365(b)(1) of the Bankruptcy Code: (a) if the amount required to cure defaults is undisputed, at the option of the Reorganized Debtors, by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (b) by payment of such other amount as ordered by the Bankruptcy Court; or (c) by payment on such other terms as agreed to by the parties to such Executory Contract.

     8.05 Resolution of Objections to Assumption or Rejection of Executory Contracts; Cure Payments. Unless otherwise ordered by the Court, any party (A) objecting to the Debtors' proposed assumption, assumption and assignment, or rejection of any Executory Contract; (B) contending that any transaction, cancellation of debt, or exchange under this Plan shall cause a termination under the terms of any Executory Contract after the Effective Date; or (C) (i) objecting to the amount of any cure payments set forth in Exhibit B to this Plan, if any (which is the only monetary cure amount, if any, that the Debtors shall be obligated to pay in connection with the assumption of any such Executory Contract unless the Bankruptcy Court orders otherwise); (ii) objecting to the ability of the Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or lease to be assumed; or (iii) objecting to any other matter pertaining to assumption or the cure payments required by Section 365(b)(1) of the Bankruptcy Code, shall file with the Bankruptcy Court and serve a written objection on counsel for the Debtors, counsel for the Bondholder Steering Committee, counsel for CSFB, and counsel for Morgan Stanley, and provide other notice required by the Bankruptcy Code, Bankruptcy Rules, Local Rules, or other applicable law to the assumption or rejection of such Executory Contract or the cure payments, if any, that the Debtors propose to make in connection with such assumption on or before the deadline set by the Bankruptcy Court for filing objections to confirmation of the Plan. Failure to file and serve an objection within the time period set forth above with respect to the assumption of an Executory Contract shall constitute (i) consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provided adequate assurance of future performance; (ii) consent to the cure amount, if any, set forth in Exhibit B, and if no amount is listed, a conclusive admission that no amount is owed; and (iii) an acknowledgment that such cure amount is the only amount necessary to cover any and all outstanding defaults under the respective Executory Contract to be assumed and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any objections to the cure amounts are timely filed and served and such objections are not resolved between the Proponents and the objecting parties, the Bankruptcy Court shall resolve such disputes at the Confirmation Hearing or such other hearing as the Bankruptcy Court may order. The resolution of such disputes shall not affect the Debtors' assumption of Executory Contracts that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtors must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtors in their discretion determine that the amount asserted by the objecting party or parties to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may elect to (1) reject the contract or lease pursuant to Section 8.01 hereof; or (2) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 8.01 hereof pending the outcome of such dispute.

     8.06 Claims for Rejection Damages. Proofs of Claim for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order, or any independent motion for rejection of any Executory Contract shall be filed with the Bankruptcy Court and served on counsel for the Debtors, counsel for the Bondholder Steering Committee, counsel for CSFB, and counsel for Morgan Stanley not later than thirty (30) days after the earlier of service of (i) notice of entry of the Confirmation Order; or (ii) other notice that such Executory Contract has been rejected. Any Holder of a Claim arising from the rejection of any Executory Contract that fails to file and serve such proof of Claim on or before the date specified in this paragraph shall be forever barred, estopped, and enjoined from asserting such Claims in any manner against the Debtors, the Reorganized Debtors or their properties, and the Debtors and the Reorganized Debtors shall be forever discharged from all indebtedness or liability with respect to such Claims, and such Holders shall not be permitted to vote on the Plan or to participate in any distribution in these Chapter 11 Cases on account of such Claims or to receive further notices regarding such Claims, and such Holders shall be bound by the terms of the Plan.

     8.07 Objections to and Treatment of Rejection Claims. The Bankruptcy Court shall determine any objections to any proofs of Claim filed in accordance with
Section 8.04 hereof at a hearing to be held at a date to be determined by the Bankruptcy Court. Allowed Claims arising out of the rejection of Executory Contracts shall, pursuant to Section 502(g) of the Bankruptcy Code, be Class 7 Unsecured Claims entitled to treatment pursuant to Section 4.05 of the Plan.

     8.08 Executory Contracts Entered Into and Other Obligations Incurred After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by any or all of the Debtors on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date, shall revest in and remain in full force and effect as against and inure to the benefit of the Reorganized Debtors and the other parties to such contracts, leases, and other agreements.

     8.09 Benefit Programs. The Debtors are not parties to any employee compensation and benefit programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code.

                                   ARTICLE IX

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     9.01 Corporate Action. The entry of the Confirmation Order shall constitute authorization for the Proponents and the Reorganized Debtors to take or cause to be taken all corporate actions necessary or appropriate to consummate and implement the provisions of the Plan prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall include, but not be limited to, all actions required to implement the transactions provided for under this Plan, including, without limitation, (i) in connection with Holdings, the adoption and filing of the Amended and Restated Holdings Articles of Incorporation and Amended and Restated Holdings By-laws, and (ii) in connection with Mobile Energy, the adoption and filing of the Mobile Energy Amended and Restated Articles of Organization and the Mobile Energy Amended and Restated Operating Agreement or similar constituent documents for the Reorganized Debtors, the selection of officers or managers for the Reorganized Debtors, and the distribution of Cash, the adoption, execution, delivery and implementation of all contracts, instruments, releases, indentures and other agreements relating to the treatment of Claims and Interests and distributions under the Plan. All such actions shall be deemed to have occurred and shall be in effect pursuant to applicable nonbankruptcy law and the Bankruptcy Code, without any requirement of further action by the members, partners, stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers, partners, members, and directors of the Debtors and the Reorganized Debtors are authorized and directed to execute and deliver the agreements, documents, and instruments contemplated by the Plan and Plan Documents in the name and on behalf of the Debtors and the Reorganized Debtors.

     9.02 Issuance of New Common Stock. On the Effective Date, all of the issued and outstanding Existing Securities, except for $1,000,000 of the Tax-Exempt Bonds, shall be canceled, annulled, extinguished and exchanged for the New

Common Stock in accordance with Sections 5.01 and 5.02 of the Plan. Holders of the New Common Stock will not receive certificates representing their ownership interests therein, which will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. The Existing Securities, except for $1,000,000 of the Tax-Exempt Bonds, will be canceled and the New Common Stock will be credited to the accounts maintained on behalf of the Holders thereof at DTC.

     9.03 Amended Project Agreements. The Amended Project Agreements will be effective on the Effective Date.

     9.04 Rights of Indenture Trustee and the Tax-Exempt Trustee Under Existing Indenture. On the Effective Date, the Indenture Trustee and the Tax-Exempt Trustee shall be entitled to an Administrative Expense and Secured Claim as provided for in the Plan. The Claims of the Indenture Trustee and the Tax-Exempt Trustee shall be Allowed Claims.

     9.05 Operations Between the Confirmation Date and the Effective Date. The Debtors shall continue to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

     9.06 Revesting of Assets. Except as otherwise expressly provided in the Plan, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141 (b) of the Bankruptcy Code, all property comprising the Estates of each Debtor, including, but not limited to, all Causes of Action shall automatically be retained and revest in the relevant Reorganized Debtor or its respective successor, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests of Holders of Claims and equity security Holders on the Effective Date with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests being extinguished, except for the liens securing the Southern Post-Petition Claims and except as otherwise provided in the Plan. As of the Effective Date, each Reorganized Debtor may operate its business and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the Bankruptcy Court.

     9.07 Sources of Funds. The Reorganized Debtors will use Cash on hand of the Debtors as of the Effective Date to make the payments to or reserves on account of Claims, including the payments and reserves to be made with respect to Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, the Allowed First Mortgage Bondholders Claims, the Allowed Tax-Exempt Bondholders Claims, Other Secured Claims, Southern Post-Petition Claim, and Allowed Unsecured Claims. Cash on hand shall also be the source of funding of all reserves and escrows provided for under the Plan, all amounts required to be paid in connection with the assumption by the Debtors of Executory Contracts assumed pursuant to the Plan, and all other payments required under the Plan.

     9.08 Rights of Action. Except as otherwise provided in the Plan and Plan Documents, all Causes of Action shall automatically be retained and preserved and will revest in the Reorganized Debtors. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors' Estates) will retain and have the exclusive right to enforce and prosecute such Causes of Action against any Entity that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan or Plan Documents.

     9.09 Cancellation of Holdings Interests. On the Effective Date, the Holdings Interests shall be canceled, annulled, and extinguished.

     9.10 Section 1145 Exemption. The issuance of the New Common Stock pursuant to this Plan shall be exempt from registration under the Securities Act of 1933, as amended, and similar state laws pursuant to Section 1145 of the Bankruptcy Code.

     9.11 Approval of Operational Energy Corp. ("OEC") as Operator. The Plan constitutes a motion for approval of OEC as operator of the Energy Complex. Accordingly, upon confirmation OEC is approved as the operator of the Energy Complex under the terms of the operating agreement between OEC and Mobile Energy.

     9.12 Powers and Duties of the Reorganized Debtors With Respect to Confirmation of the Plan. The Debtors and Reorganized Debtors shall be empowered to: (a) take all steps and execute all instruments and documents necessary to effectuate the Plan; (b) make the distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain, or replace attorneys and other advisors to represent it with respect to its responsibilities; and (e) exercise such other powers as may be vested in the Reorganized Debtors pursuant to the Plan or order of the Bankruptcy Court or as the Reorganized Debtors deem necessary and proper to carry out the provisions of the Plan. The Reorganized Debtors shall have the duty of carrying out the provisions of the Plan, which shall include the taking or not taking of any action that the Reorganized Debtors deem to be in furtherance of the Plan.

     9.13 Registration Rights. Reorganized Holdings shall use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission pursuant to the Registration Rights Agreement, unless the

Bondholder Steering Committee otherwise instructs Reorganized Holdings on or before the Effective Date.

     9.14 Listing of the New Common Stock. Reorganized Holdings shall use commercially reasonable efforts to list the New Common Stock on a nationally recognized exchange, unless the Bondholder Steering Committee otherwise instructs Reorganized Holdings on or before the Effective Date.

                                   ARTICLE X

                      PROVISIONS GOVERNING DISPUTED CLAIMS

     10.01 Disputed Claims.

     (a) Objection Deadline. Objections to Claims, Administrative Expenses and Claims arising from the rejection of Executory Contracts must be filed by no later than (i) in the case of Administrative Expenses seventy-five (75) days after the Effective Date, and (ii) sixty (60) days after the Effective Date for all other Claims.

     (b) Resolution of Disputed Claims. No distribution or payment shall be made on account of a Disputed Claim or Administrative Expense until such Disputed Claim or Administrative Expense becomes an Allowed Claim or an Allowed Administrative Expense. After the Effective Date, the Reorganized Debtors shall be successors-in-interest to the Debtors with respect to any objections to Claims or Administrative Expense pending as of the Effective Date and the Proponents shall continue to have the rights of the Debtors to object to any and all Claims or Administrative Expenses. Parties filing objections shall file and serve a copy of each objection upon the Holder of the Claim to which an objection is made as soon as practicable.

     (c) Distributions Relating to Disputed Claims and Reserved Funds Upon Allowance or Disallowance of Disputed Claims. At such time as all or any portion of a Disputed Claim or Disputed Administrative Expense becomes an Allowed Claim or Allowed Administrative Expense, respectively, the Reorganized Debtors shall pay from available funds the Allowed Claim or Allowed Administrative Expense pursuant to the provisions of this Plan. The Reorganized Debtors shall reserve and hold in escrow sufficient funds to provide for a complete distribution to all Holders of Disputed Claims and all Holders of Disputed Administrative Expenses in the event such Disputed Claims and Disputed Administrative Expenses are allowed in full. To the extent requested by the Debtors (if prior to confirmation of the Plan) or the Reorganized Debtors (if after confirmation of the Plan), the Bankruptcy Court may estimate the amount to be placed in escrow on account of any Disputed Claim or Disputed Administrative Expense.

     (d) Distributions After Disallowance. If any reserved or escrowed funds remain after all objections to Disputed Claims and Administrative Expense Claims have been resolved, any remaining funds shall be distributed to Reorganized Mobile Energy.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

     11.01 Jurisdiction of the Bankruptcy Court. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court shall retain, after the Effective Date, exclusive jurisdiction of all matters arising out of, arising in, or related to, the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction:

     (a) To hear and determine any and all pending applications for the rejection, assumption, or assumption and assignment of any Executory Contract, any objection to any Claim resulting therefrom, and the allowance, reduction, expungement, or compromise of any Claim resulting therefrom;

     (b) To hear and determine any motion, application, adversary proceeding, contested matter, and any other litigated matter pending on the Effective Date;

     (c) To ensure that the distributions to Holders of Allowed Claims are accomplished as provided in the Plan;

     (d) To hear and determine any objection to any Claim filed, either before or after the Effective Date; to allow or disallow, in whole or in part, any Disputed Claim; and to estimate the reserve or escrow appropriate for any Disputed Claim or Administrative Expense Claim pending allowance or disallowance thereof.

     (e) To enter, implement, or enforce such orders as may be appropriate in the event confirmation is for any reason stayed, reversed, revoked, modified, or vacated;

     (f) To hear and determine all Claims for, and objections to requests for, professional fees;

     (g) To hear any application to modify the Plan in accordance with Section 1127 of the Bankruptcy Code, and remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or the Confirmation Order in such manner as may be necessary to carry out the purposes and effects thereof;

     (h) To hear and determine disputes arising in connection with the Plan or the implementation of the Plan;

     (i) To construe, to take any action, and issue such orders, prior to and following the Effective Date, as may be necessary for the enforcement, implementation, execution and consummation of the Plan or for the maintenance of the integrity of the Plan following consummation;

     (j) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

     (k) To hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes, and tax benefits, and similar or related matters, with respect to the Debtors or their Estates arising prior to or relating to periods or events up to and including the Effective Date or relating to the period of administration of the Chapter 11 Cases or implementation of the Plan, including, without limitation, the applicability and effect of Bankruptcy Code
Section 1146;

     (l) To hear and determine any other matters related hereto and not inconsistent with Chapter 11 of the Bankruptcy Code; and

     (m) To enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XII

             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

     12.01 Confirmation Order. The Confirmation Order shall not be entered unless and until the form and substance thereof, as well as the Plan, any amendments to the Plan and Plan Documents, is approved by the Debtors and the Bondholder Consent has been received.

     12.02 Conditions to Confirmation. It is a condition to Confirmation of the Plan that:

          (a) The Confirmation Order include provisions, including, but not limited to:

               (i) authorizing Holdings to adopt and file the Amended and Restated Holdings Articles of Incorporation and Amended and Restated Holdings By-laws and Mobile Energy to adopt and file the Mobile Energy Amended and Restated Articles of Organization and Mobile Energy Amended and Restated Operating Agreement;

               (ii) authorizing the issuance of the New Common Stock;

               (iii) authorizing all of the other transactions contemplated by the Plan in order to effectuate the Plan;

               (iv) exempting the New Common Stock from registration under the Securities Act of 1933 and state and local laws pursuant to 11 U.S.C.
          Section 1145;

               (v) findings that the Mirant Services Pension Plan is not an Executory Contract of the Debtors, that no Claims exist under the Mirant Services Pension Plan, and that the Debtors are not a party to the Mirant Services Pension Plan;

               (vi) findings that all Executory Contracts, except those listed in Exhibit "A" to this Plan, are assumed, that none of the exchanges or transactions under this Plan shall cause a termination of such Executory Contracts, that no cure amounts are owed under such contracts, or that such amounts are waived; and

               (vii) making the provisions of the Confirmation Order non-severable and mutually dependent.

     12.03 Conditions to Effectiveness. In addition to the conditions expressly set forth throughout the Plan, the Plan shall not become effective, and the Effective Date shall not occur, unless and until:

     (a) The Confirmation Order shall have been entered, shall have become a Final Order, and such order shall not have been vacated, reversed, stayed, modified, enjoined or restrained by order of a court of competent jurisdiction;

     (b) All documents and agreements required to be executed or delivered under the Plan on or prior to the Effective Date shall have received the Bondholder Consent and been executed and delivered by the parties thereto including, without limitation, the Plan Documents;

     (c) All authorizations, consents, and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained;

     (d) No court of competent jurisdiction shall have entered an order that remains in effect restraining the Debtors from consummating the Plan;

     (e) None of the persons or entities that will receive shares of New Common Stock will be required to register as a "holding company" under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder; and

     (f) All transactions scheduled to occur on the Effective Date that are necessary for Mobile Energy to become a Qualifying Facility shall have occurred other than cancellation of the Existing Securities and the distribution of the New Common Stock. 12.04 Waiver of Conditions. The conditions in Section 12.02 and 12.03 may be waived at any time in whole or in part by a writing signed by an authorized representative of each of the Debtors with the Bondholder Consent. The waivers described in this Section 12.04 may be made without notice or order of the Bankruptcy Court, or any further action other than proceeding to consummation of the Plan. The Debtors with the Bondholder Consent shall provide written notice of the Effective Date.

                                  ARTICLE XIII

            EFFECTS OF CONFIRMATION; PROPERTY AND DISCHARGE; RELEASES

     13.01 Discharge. To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy Code), and except as otherwise provided in the Plan, the Plan Documents, or in the Confirmation Order, (A) on the Effective Date, the Confirmation Order shall operate as a discharge under Section 1141(d)(1) of the Bankruptcy Code, and release of any and all Claims, debts (as such term is defined in Section 101(12) of the Bankruptcy Code), Liens, security interests, and encumbrances of and against all

Assets of the respective Estates and the Debtors that arose before the Effective Date, including, without limitation, any Claim of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, and all principal and interest, whether accrued before, on or after the Petition Date, regardless of whether (i) a proof of Claim in respect of such Claim has been filed or deemed filed; (ii) such Claim has been Allowed pursuant to Section 502 of the Bankruptcy Code; or
(iii) the Holder of such Claim has voted on the Plan or has voted to reject the Plan; and (B) from and after the Effective Date, all Holders of such Claims, debts, Liens, security interests and encumbrances shall be barred and enjoined from asserting against the Persons entitled to such discharge pursuant to this
Section 13.01 or their properties, any such Claims, debts, Liens, security interests, and encumbrances.

     13.02 Distributions in Complete Satisfaction. The distributions and rights provided under the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of (a) all Claims against and Interests in the Debtors and the Estates; and (b) all Liens upon any property of the Estates or the Reorganized Debtors except for Liens that continue pursuant to the terms of the Plan that are specified in documents executed pursuant to the terms of the Plan.

     13.03 Injunction. Except as otherwise expressly provided for in the Plan, Plan Documents, or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including Sections 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Entities that have held, currently hold or may hold a Claim or other debt or liability that is subject to the Plan or who have held, currently hold, or may hold an Interest that is subject to the Plan from taking any of the following actions in respect of such Claim, debt, or liability, or such terminated Interest: (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors or the Reorganized Debtors; (b) enforcing, levying, attaching, collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors or the Reorganized Debtors; (c) creating, perfecting, or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind against the Debtors or the Reorganized Debtors; (d) asserting any setoff, offset, right of subrogation, or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan. The Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any cause of action against the Debtors, the Debtors' property, and any Releasee to the extent released under Section 13.04 below, based on, arising from, or relating to, in whole or in part, any act, omission, or other occurrence taking place on or prior to the Effective Date with respect to or in any way relating to the Chapter 11 Cases, this Plan and the transactions approved pursuant to this Plan, all of which causes of action will be deemed released on the Effective Date; provided, however, that this injunction shall not apply to (i) any Claims that Holders may assert under the Plan to the extent allowed by the Bankruptcy Code, or (ii) any Claims that the Holders of Claims or other third parties may have against each other, which claims are not related to the Debtors and the Reorganized Debtors or to the transactions approved hereunder, it being understood, however, that any defenses, offsets, or counterclaims of any kind or nature whatsoever which the Debtors may have or assert in respect of any of the claims of the type described in (i) or (ii) of this proviso are fully preserved.

     13.04 Releases. If so elected on a ballot submitted by a person voting on the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, (i) each Holder (as well as the trustees and agents on behalf of each Holder) of a Claim or Interest and each Holder who so elects, and any affiliate of any such Holder, in consideration of the obligations of the Debtors under this Plan and the consideration to be provided by Releasees, shall be deemed to have forever waived, released, and discharged the Releasees, from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether in tort, for fraud, in contract, whether in law or equity or otherwise, violations of federal or state securities laws, or otherwise, whether known or unknown, whether foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, their Estates, the Chapter 11 Cases, or the Plan, including the transactions to be entered into under the Plan, which may have directly or indirectly impacted or harmed in any way the value of any Claim against or Interest in any of the Debtors or their Affiliates, and (ii) if so elected on a ballot submitted by a person voting on the Plan, the Confirmation Order will enjoin the prosecution by any Entity, whether directly, derivatively, or otherwise, of any claim, debt, right, cause of action, or liability that was or could have been asserted against the Releasees, except as otherwise provided in the Plan.

     13.05 Exculpation. None of the Debtors, the Reorganized Debtors, the Bondholder Steering Committee, CSFB, Morgan Stanley, Franklin Advisors, Inc., Pan American Life Insurance Company and Van Kampen Investment and Advisory Corp., the Indenture Trustee, or the Tax-Exempt Trustee, the Collateral Agent, or their respective Affiliates, former, current and future members, officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives or any of their respective former, current and future officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and Professional Persons, nor any Professional Persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or in any way related to (a) the filing, negotiating, prosecuting, administrating, formulating, implementing, confirming, or consummating the Plan; or (b) the property to be distributed under the Plan, including all prepetition and postpetition activities leading to the promulgation and confirmation of the Plan, the Disclosure Statement (including any information provided or statement made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Debtors, their Estates, or these Chapter 11 Cases. The Exculpated Persons shall have no liability to any Person for actions taken under the Plan, in connection therewith, or with respect thereto, in good faith, including, without limitation, failure to obtain confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to confirmation or to the occurrence of the Effective Date. Further, except as set forth in the Plan Documents, the Exculpated Persons will not have or incur any liability to any Holder of a Claim, Holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of: (i) administration of the Plan; (ii) the property to be distributed under the Plan; (iii) any of the transactions provided for, or contemplated in, the Plan; (iv) any action taken in connection with either the enforcement of the Debtors' rights against any Entities or the defense of Claims asserted against the Debtors with regard to the Chapter 11

Cases; or (v) the administration of the Plan or the assets and property to be distributed pursuant to the Plan, except for gross negligence or willful misconduct as finally determined by a Final Order of the Bankruptcy Court, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.

     13.06 Other Documents and Actions. The Debtors and the Reorganized Debtors are authorized to execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     13.07 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     13.08 Preservation of Insurance. Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtors or any other Entity or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

     13.09 Waiver of Subordination Rights. Any distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Person, and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

     13.10 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtors and the Reorganized Debtors do not, pursuant to the Plan or otherwise, agree to assume, agree to perform, pay, or indemnify any Entity or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or a arising out of the operations of or Assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtors are not, nor shall be, successors to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors shall assume the obligations specified in the Plan and the Confirmation Order.

                                   ARTICLE XIV

                            PROVISIONS FOR MANAGEMENT

     14.01 Provisions for Management.

     Upon the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the applicable board of directors and managers who shall, thereafter, have the responsibility for management, control and operation of the applicable Reorganized Debtor. The Plan constitutes a motion for approval of James Stewart as Chief Executive Officer of the Reorganized Debtors and of Philip Cahoon as Chief Financial Officer of the Reorganized Debtors. Accordingly, upon confirmation of the Plan, Mr. Stewart will be approved as Chief Executive Officer, effective as of the Effective Date, pursuant to the terms and conditions of his employment agreement dated November 27, 2000, and Mr. Cahoon will be approved as Chief Financial Officer, effective as of the Effective Date, pursuant to the terms and conditions of his employment agreement dated April 2, 2001.

     The composition of the board of directors of Reorganized Holdings, including the identity of each of the nominees, shall be announced prior to the commencement of the Confirmation hearing. Such persons shall be deemed elected pursuant to the Confirmation Order, and such election shall be effective on and after the Effective Date, without any requirements of further action by the shareholders of the Reorganized Debtors. The initial chairman of the board of directors shall be chosen by the board of directors of Reorganized Holdings after the Effective Date. Reorganized Holdings shall remain the manager of Reorganized Mobile Energy.

                                   ARTICLE XV

                                EVENTS OF DEFAULT

     15.01 Events of Default. In the event of a default under the provisions of the Plan (as opposed to a default under the documents executed to implement the Plan, which documents shall provide independent and exclusive bases for relief), any party in interest desiring to assert such a default shall provide the Reorganized Debtors, the counsel to the Bondholder Steering Committee, counsel for CSFB, and counsel for Morgan Stanley with written notice of the alleged default. The Reorganized Debtors shall have sixty (60) days from receipt of the written notice in which to cure the default. Such notice shall be delivered by certified mail, return receipt requested to the Reorganized Debtors and their attorneys at the addresses identified in the Plan. If the default is not cured, any party in interest may thereafter file with the Bankruptcy Court and serve upon the Reorganized Debtors and their attorneys, the counsel to the Bondholder Steering Committee, counsel to CSFB, and counsel to Morgan Stanley a motion to compel compliance with applicable provisions of the Plan. The Bankruptcy Court, upon finding a material default, shall issue such orders compelling compliance with the pertinent provisions of the Plan.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

     16.01 Revocation. The Proponents with Bondholder Consent, whether one or more of them, reserve the right to revoke and withdraw the Plan prior to the Effective Date of the Plan. If the Proponents revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Entity or to prejudice in any manner the rights of any of the Debtors or any Entity in any further proceedings involving the Debtors.
16.02 Amendments.

     (a) Plan Modifications. The Plan or Plan Documents may only be amended, modified, or supplemented by the Proponents with the Bondholder Consent, before or after the Confirmation Date, in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by applicable law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date and prior to substantial consummation of the Plan, so long as such action does not adversely affect the treatment of Holders of Claims or Interests under the Plan, the Proponents, with the Bondholder Consent, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, and with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

     (b) Other Amendments. In addition, prior to the Effective Date, the Proponents with the Bondholder Consent, may make appropriate technical adjustments and modifications to other documents the purpose of which is the implementation of the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications are consented to by the other parties to such documents and do not adversely affect in a material way the treatment of Holders of Claims or Interests.

     16.03 Successors and Assigns. The Plan and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and all persons party to, or asserting Claims or Interests against the Debtors, their Estates, or in the Chapter 11 Cases, and their respective successors and assigns.

     16.04 No Interest. Except as otherwise provided in the Plan, the Confirmation Order, or Allowed by a Final Order of the Bankruptcy Court, no interest, penalty, or late charge is to be Allowed on any Claim or Interest subsequent to the Petition Date.

     16.05 No Attorneys' Fees. No attorneys' fees will be paid by the Debtors or Reorganized Debtors with respect to any Claim or Interest addressed under this Plan, except as otherwise provided in the Plan, the Confirmation Order or Allowed by a Final Order of the Bankruptcy Court.

     16.06 Post-Confirmation Effect of Evidence of Claims or Interests. Except as otherwise provided for in the Plan, effective upon the Effective Date, all evidence of Claims or Interests addressed under this Plan, including without limitation, any proofs of Claim filed in the Chapter 11 Cases, shall represent only the right to participate in the distributions, if any, provided for under the Plan.

     16.07 Committees. The appointment of any committee during the Chapter 11 Cases pursuant to Bankruptcy Code Section 1102 automatically terminates, without further order of the Bankruptcy Court on the Effective Date.

     16.08 Additional Assurances. The Debtors, Reorganized Debtors, and Senior Secured Parties will execute such other and further documents as are necessary to implement any of the provisions of the Plan.

     16.09 Reorganized Debtors. The Plan shall be liberally construed for the benefit of the Debtors and Reorganized Debtors regarding the interchangeableness of the term "Debtors" and "Reorganized Debtors".

     16.10 Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

                  (a)      Mobile Energy Services Holdings, Inc.
                           c/o David Rozier
                           1155 Perimeter Center West
                           Atlanta, Georgia 30338

                           Mobile Energy Services Company, L.L.C.
                            c/o David Rozier
                           1155 Perimeter Center West
                           Atlanta, Georgia 30338

                           - and -

                           Donald J. Stewart
                           CABANISS, JOHNSON, GARDNER, DUMAS & O'NEIL 700 Riverview Plaza Mobile, Alabama 36602 (251) 433-6961
                           - Telephone (251) 415-7350 - Telecopy Counsel to the Debtors

                           -and-

                           Jeffrey E. Spiers
                           ANDREW & KURTH L.L.P.
                           600 Travis Street, Suite 4200
                           Houston, Texas 77002
                           (713) 220-4200
                           (713) 220-4285 - Telecopy
                           Special Counsel to the Debtors

                           -and-

                           David D. Cleary
                           GREENBERG TRAURIG
                           77 W. Wacker, Suite 2500
                           Chicago, Illinois  60601
                           (312) 236-4350
                           (312) 456-8435
                           Counsel to the Bondholder Steering Committee

                           -and-

                           Michael J. Sage STROOCK STROOCK & LAVAN 180 Maiden Lane New York, New York 10038 (212) 806-6460 (212)
                           806-6006 - Telecopy Counsel to CSFB

                           Michael A. Bloom MORGAN, LEWIS & BOCKIUS LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5032 (215) 963-5299 - Telecopy Counsel to Morgan Stanley

DATED: AUGUST __, 2002

MOBILE ENERGY SERVICES HOLDINGS, INC.
By:                        .........
         --------------------------------------------
Its:                       .........
         --------------------------------------------

MOBILE ENERGY SERVICES COMPANY, L.L.C.
By:                        .........
         --------------------------------------------
Its:                       .........
         --------------------------------------------



                                          CABANISS, JOHNSTON, GARDNER,
                                          DUMAS & O'NEAL

                                          Donald J. Stewart
                                          700 Riverview Plaza
                                          Mobile, Alabama 36652
                                          (334) 433-6961
                                          (334) 415-7350 (telecopy)

                                          COUNSEL TO THE DEBTORS

                                          ANDREWS & KURTH L.L.P.

                                          Jeffrey E. Spiers
                                          David A. Zdunkewicz
                                          600 Travis, Suite 4200
                                          Houston, Texas 77002
                                          (713) 220-4200
                                          (713) 220-4285 (telecopy)

                                          SPECIAL COUNSEL TO THE DEBTORS

                                    EXHIBIT A

     1. Tax Allocation Agreement, dated December 29, 1981, as amended, to which Southern, Holdings and certain other Affiliates of Southern are parties (the "Tax Allocation Agreement").

     2. The Labor Agreement by and Between Southern Energy, Inc. Mobile Service Company and International Brotherhood of Electrical Work, Local 2129, Effective June 1, 1997 through October 31, 2002 to the extent that the Debtors are parties.

     3. The Agreement between Southern Company Services, Inc. and Mobile Energy Services Company, L.L.C. dated July 14, 1995.








                                    EXHIBIT B

     The Debtors believe that no amounts are owed by the Debtors to cure any defaults existing under any of the Executory Contracts assumed under the Plan.